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                                 EXHIBIT 99.1


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                              MAGNA BANCORP, INC.


    The undersigned hereby constitutes and appoints Robert S. Duncan and Lou Ann Poynter, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Magna Bancorp, Inc. ("Magna") which the undersigned would be entitled to vote if personally present at the Special Meeting of Magna Stockholders to be held at the corporate office of Magna located in the Forrest Tower, Second Floor, 215 Forrest Street, Hattiesburg, Mississippi, at 1:30 p.m., local time, on August 20, 1997, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposal described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders, both dated July 14, 1997, the receipt of which is acknowledged in the manner specified below.



1. MERGER. To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of May 8, 1997, by and between Magna and Union Planters Corporation, a Tennessee corporation ("UPC"), and the related Plan of Merger (the "Plan of Merger"), by and between Magna and UPC Merger Subsidiary, Inc., a wholly-owned subsidiary of UPC ("UPC Merger Subsidiary"), pursuant to which (i) Magna will merge (the "Merger") with UPC Merger Subsidiary, with the effect that Magna will be the surviving corporation resulting from the Merger, (ii) each share of the $.01 par value common stock of Magna issued and outstanding at the effective time of the Merger will be converted into 0.5165 of a share of the $5.00 par value common stock of UPC, and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of any fractional share, and (iii) UPC will assume the obligations of Magna under various stock plans and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus.


            FOR  [ ]             AGAINST  [ ]             ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.


    Please sign exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                  DATED:                    1997
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                                                            Signature

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                                                    Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              MAGNA BANCORP, INC.,
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.